Exhibit 99.1
MariMed Reports Second Quarter 2024 Earnings

NORWOOD, MA, August 7, 2024 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQX: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the second quarter ended June 30, 2024.
“With the first half of the year in the books, I’m pleased to say we remain on track to deliver our 2024 financial targets,” said Jon Levine, Chief Executive Officer. “Revenue growth in the second quarter of 2024 was very strong both year-over-year and sequentially, led by another tremendous quarter for our wholesale business. Our retail business also turned the corner, with a 24% increase in transactions year-over-year. While we continue to navigate the growth phase of our life cycle, and our results reflect a corresponding drag on margins and cash flow, we are pleased that we are already seeing margin improvements, particularly in our Illinois dispensaries. We are highly confident we will realize margin expansion and increased cash flow long-term as our new assets deliver their full revenue potential.”
Financial Highlights1
The following table summarizes the Company's consolidated financial highlights (in millions, except percentage amounts):

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$40.4	$36.5	$78.4	$70.9
GAAP Gross margin	42%	45%	43%	45%
Non-GAAP Gross margin	43%	46%	43%	46%
GAAP Net loss	$(1.6)	$(0.9)	$(2.9)	$(1.6)
Non-GAAP Net (loss) income	$(0.2)	$0.6	$(0.8)	$0.9
Non-GAAP Adjusted EBITDA	$4.4	$6.3	$9.0	$13.4
Non-GAAP Adjusted EBITDA margin	11%	17%	12%	19%
1 See the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” below and in the financials information included herewith.
CONFERENCE CALL
MariMed management will host a conference call on Thursday, August 8, 2024 at 8:00 a.m. Eastern time, to discuss these results. The conference call may be accessed through MariMed’s Investor Relations website, or by clicking the following link: https://app.webinar.net/bWgXr1bNZB4.

SECOND QUARTER 2024 OPERATIONAL HIGHLIGHTS
During the second quarter, the Company announced the following developments in the implementation of its strategic growth plan:
•April 9: MariMed announced closing the acquisition of an adult-use dispensary in Upper Marlboro, Maryland. This marks the second adult-use dispensary the Company owns in Maryland, and will commence retail sales upon receiving regulatory approvals, likely in 2024.
•April 10: MariMed announced a partnership with two iconic Boston music venues, MGM Music Hall Fenway and Citizens House of Blues Boston. This groundbreaking partnership positions Nature’s Heritage as the exclusive cannabis sponsor at each venue. The brand will receive over one million consumer impressions resulting from onsite fan experiences, in-venue advertising, and digital advertising.
•April 11: MariMed announced closing the acquisition of Thrive Dispensary in Casey, Illinois. The approval of the license transfer by the Illinois Department of Financial & Professional Regulation, and subsequent closing of the acquisition, allowed MariMed to fully consolidate the financial results of this dispensary, which had previously been operated under a Managed Services Agreement.
OTHER DEVELOPMENTS
Subsequent to the end of the second quarter, the Company announced the following further developments:
•July 2: MariMed announced some operational and regulatory updates including:
◦Commencing adult-use sales at its Quincy, Massachusetts dispensary.
◦Receiving a provisional dual-license for its Tiffin, Ohio dispensary, which is required to commence adult-use sales, likely in 2024.
•July 22: MariMed announced it commenced growing operations in its newly expanded cultivation facility in Hagerstown, MD. The new expansion should lead to a 100% increase in its flower yield, making MariMed one of the largest suppliers of flower in Maryland. The Company expects the first harvest to be on shelves throughout the state in the fourth quarter of 2024.
•August 7: MariMed announced it had appointed Mario Pinho as the Company's Chief Financial Officer, effective August 9, 2024. Mr. Pinho is a CPA and finance executive with nearly 25 years of experience leading global organizations through various stages of dynamic growth. Most recently, he was CFO for the U.S. division of Rakuten, the global Internet Services, FinTech, and Mobile company. He led a team of 40 individuals across the globe in Financial Planning & Analysis, accounting, tax, procurement, and treasury; partnering with the CEO and senior leadership on M&A and other financial transactions; and leading the implementation of various systems and process improvements.
2024 FINANCIAL GUIDANCE
MariMed's full year 2024 financial targets are based on organic growth of its existing operating assets and do not include new revenue-generating projects requiring regulatory approvals. The Company believes this conservative approach to offering financial targets allows investors and analysts to focus on key operating milestones versus discussions around issues outside the Company's control. As such, the Company's full year 2024 financial targets remain at:
•Revenue growth of 5% to 7%;

•Non-GAAP Adjusted EBITDA growth of 0% to 2%;
•Capital expenditures of $10 million.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
MariMed’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, and planning and forecasting future periods. The Company has provided in this release several non-GAAP financial measures: Non-GAAP Gross margin, Non-GAAP Net income (loss), Non-GAAP Adjusted EBITDA and non-GAAP Adjusted EBITDA margin, as supplements to Revenue, Gross margin, Net income (loss) and other financial measures prepared in accordance with GAAP.
Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, and when planning and forecasting future periods, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.
Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.
As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.
Management defines non-GAAP Adjusted EBITDA as income (loss) from operations, determined in accordance with GAAP, excluding the following items:

•depreciation of fixed assets;
•amortization of acquired intangible assets;
•Impairment or write-downs of intangible assets;
•stock-based compensation;
•legal settlements; and
•acquisition-related and other expenses.
For further information, please refer to the publicly available financial filings available on MariMed's Investor Relations website, as filed with the U.S. Securities and Exchange Commission, or as filed with the Canadian securities regulatory authorities on the SEDAR website.
ABOUT MARIMED
MariMed Inc., a multi-state cannabis operator, is dedicated to improving lives every day through its high-quality products, its actions, and its values. The Company develops, owns, and manages seed to sale state-licensed cannabis facilities, which are models of excellence in horticultural principles, cannabis cultivation, cannabis-infused products, and dispensary operations. MariMed has an experienced management team that has produced consistent growth and success for the Company and its managed business units. Proprietary formulations created by the Company’s technicians are embedded in its top-selling and award-winning products and brands, including Betty’s Eddies,

Nature’s Heritage, InHouse, Bubby’s Baked, K Fusion, Kalm Fusion, and Vibations, which are trademarks of MariMed Inc. For additional information, visit www.marimedinc.com.
IMPORTANT CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding projected financial results for 2024, including management’s belief that it will report its fifth consecutive year of positive operating cash flow, anticipated openings of dispensaries and facilities, timing of regulatory approvals, plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Forward-looking statements are based on our current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, our ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.
These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in our reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.
All trademarks and service marks are the property of their respective owners.
For More Information Contact:
Investor Relations:
Steve West, Vice President, Investor Relations
Email: ir@marimedinc.com
Phone: (781) 277-0007
Company Contact:
Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007

# # #

MariMed Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$10,192	$14,645
Accounts receivable, net	7,744	7,199
Inventory	31,139	25,306
Deferred rents receivable	593	630
Notes receivable, current portion	52	52
Investments, current portion	—	88
Due from related parties	233	105
Other current assets	3,101	3,407
Total current assets	53,054	51,432
Property and equipment, net	93,977	89,103
Intangible assets, net	20,404	17,012
Goodwill	15,812	11,993
Investments, net of current portion	—	221
Notes receivable, net of current portion	814	814
Operating lease right-of-use assets	9,219	9,716
Finance lease right-of-use assets	4,151	3,295
Other assets	11,103	12,537
Total assets	$208,534	$196,123

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Mortgages and notes payable, current portion	$3,871	$723
Accounts payable	11,854	9,001
Accrued expenses and other	5,048	3,549
Income taxes payable	16,387	14,434
Operating lease liabilities, current portion	1,965	1,945
Finance lease liabilities, current portion	1,534	1,210
Total current liabilities	40,659	30,862
Mortgages and notes payable, net of current portion	69,504	65,652
Operating lease liabilities, net of current portion	8,003	8,455
Finance lease liabilities, net of current portion	2,665	2,140
Other liabilities	100	100
Total liabilities	120,931	107,209

Commitments and contingencies

Mezzanine equity
Series B convertible preferred stock	14,725	14,725
Series C convertible preferred stock	4,275	4,275
Total mezzanine equity	19,000	19,000
Stockholders’ equity
Common stock	380	375
Additional paid-in capital	172,842	171,144
Accumulated deficit	(102,904)	(99,955)
Noncontrolling interests	(1,715)	(1,650)
Total stockholders’ equity	68,603	69,914
Total liabilities, mezzanine equity and stockholders’ equity	$208,534	$196,123

MariMed Inc.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue	$40,438	$36,519	$78,371	$70,899
Cost of revenue	23,529	20,143	44,990	39,135
Gross profit	16,909	16,376	33,381	31,764

Gross margin	41.8%	44.8%	42.6%	44.8%

Operating expenses:
Personnel	6,958	5,619	13,423	10,275
Marketing and promotion	1,856	1,666	3,618	2,812
General and administrative	6,804	5,080	12,944	9,385
Acquisition-related and other	350	425	434	615
Bad debt	(15)	39	(15)	(5)
Total operating expenses	15,953	12,829	30,404	23,082

Income from operations	956	3,547	2,977	8,682

Interest and other (expense) income:
Interest expense	(1,724)	(2,640)	(3,353)	(5,145)
Interest income	25	115	51	214
Other expense, net	(30)	(10)	(50)	(910)
Total interest and other expense, net	(1,729)	(2,535)	(3,352)	(5,841)

(Loss) income before income taxes	(773)	1,012	(375)	2,841
Provision for income taxes	866	1,947	2,556	4,440

Net loss	(1,639)	(935)	(2,931)	(1,599)
Less: Net income attributable to noncontrolling interests	12	23	18	4
Net loss attributable to common stockholders	$(1,651)	$(958)	$(2,949)	$(1,603)

Net loss per share attributable to common stockholders:
Basic	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted average common shares outstanding:
Basic	379,514	361,261	377,362	352,079
Diluted	379,514	361,261	377,362	352,079

MariMed Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss attributable to common stockholders	$(2,949)	$(1,603)
Net income attributable to noncontrolling interests	18	4
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization of property and equipment	3,946	2,247
Amortization of intangible assets	1,183	1,337
Stock-based compensation	492	505
Amortization of warrants issued to as payment for services received	218	—
Amortization of original debt issuance discount	—	131
Amortization of debt discount	175	1,607
Amortization of debt issuance costs	37	—
Payment-in-kind interest	69	299
Bad debt income	(15)	(5)
Obligations settled with common stock	2	461
Write-off of disposed assets	36	906
Gain on finance lease adjustment	—	(13)
Loss on changes in fair value of investments	144	30
Changes in operating assets and liabilities:
Accounts receivable, net	(530)	(1,449)
Deferred rents receivable	37	37
Inventory	(5,833)	(5,309)
Other current assets	930	(1,497)
Other assets	1,919	359
Accounts payable	3,607	1,138
Accrued expenses and other	955	(535)
Income taxes payable	1,954	(1,874)
Net cash provided by (used in) operating activities	6,395	(3,224)

Cash flows from investing activities:
Purchases of property and equipment	(8,336)	(8,786)
Business acquisitions, net of cash acquired	(4,250)	(2,987)
Advances toward future business acquisitions	(485)	(250)
Purchases of cannabis licenses	(623)	(601)
Issuance of notes receivable	—	(879)
Proceeds from notes receivable	13	87
Due from related party	(128)	(6)
Net cash used in investing activities	(13,809)	(13,422)

Cash flows from financing activities:
Proceeds from term loan	—	29,100
Proceeds from Construction to Permanent Commercial Real Estate Mortgage Loan	2,948	—

	Six months ended
	June 30,
	2024	2023
Proceeds from mortgages	1,163	—
Principal payments of term loan	—	(600)
Principal payments of mortgages	(138)	(404)
Repayment and retirement of mortgages	—	(778)
Principal payments of promissory notes	(253)	(25)
Repayment and retirement of promissory notes	—	(5,503)
Proceeds from exercise of stock options	—	35
Principal payments of finance leases	(676)	(200)
Distributions	(83)	(81)
Net cash provided by financing activities	2,961	21,544

Net increase in cash and cash equivalents	(4,453)	4,898
Cash and equivalents, beginning of year	14,645	9,737
Cash and cash equivalents, end of period	$10,192	$14,635

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Non-GAAP Adjusted EBITDA
GAAP Income from operations	$956	$3,547	$2,977	$8,682
Depreciation and amortization of property and equipment	2,008	1,261	3,946	2,247
Amortization of acquired intangible assets	809	780	1,183	1,337
Stock-based compensation	248	299	492	505
Acquisition-related and other	350	425	434	615
Adjusted EBITDA	$4,371	$6,312	$9,032	$13,386

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP Income from operations	2.4%	9.7%	3.8%	12.2%
Depreciation and amortization of property and equipment	4.9%	3.5%	5.0%	3.2%
Amortization of acquired intangible assets	2.0%	2.1%	1.5%	1.9%
Stock-based compensation	0.6%	0.8%	0.6%	0.7%
Acquisition-related and other	0.9%	1.2%	0.6%	0.9%
Adjusted EBITDA margin	10.8%	17.3%	11.5%	18.9%

GAAP Gross margin	41.8%	44.8%	42.6%	44.8%
Amortization of acquired intangible assets	1.1%	1.2%	0.7%	1.0%
Non-GAAP Gross margin	42.9%	46.0%	43.3%	45.8%

GAAP Net loss	$(1,639)	$(935)	$(2,931)	$(1,599)
Amortization of acquired intangible assets	809	780	1,183	1,337
Stock-based compensation	248	299	492	505
Acquisition-related and other	350	425	434	615
Non-GAAP Net (loss) income	$(232)	$569	$(822)	$858

MariMed Inc.
Supplemental Information
Revenue Components
(in thousands)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Product revenue:
Product revenue - retail	$23,623	$24,336	$45,969	$47,519
Product revenue - wholesale	15,868	11,031	30,373	21,407
Total product revenue	39,491	35,367	76,342	68,926
Other revenue	947	1,152	2,029	1,973
Total revenue	$40,438	$36,519	$78,371	$70,899